Exhibit 99.1

CONTACT

Tracey Schroeder

Chief Marketing Officer

Tracey.schroeder@cpsi.com

(251) 639-8100

CPSI ANNOUNCES THE ACQUISITION OF HEALTHCARE RESOURCE GROUP, INC.

Business Combination Leverages Strength of Leading Providers of Revenue Cycle Management Services

Healthcare Resource Group, Inc. Transaction Highlights:

•	2021 revenues and adjusted EBITDA of $33.8 million and $3.6 million, respectively

•	2022 expected revenues and adjusted EBITDA of $40.1 million and $5.2 million, respectively (pre-synergies)

•	Synergies to provide an additional estimated $2.6 million margin improvement to 2022 exit rate cost structure for the combined company

•	91% of revenues are recurring

•	77 customers representing mid to large hospitals across 28 states

MOBILE, ALA. (March 1, 2022) – CPSI (NASDAQ: CPSI), a healthcare solutions company, today announced that it has acquired Healthcare Resource Group, Inc. (“HRG”). Based in Spokane, Washington, HRG is a leading provider of customized revenue cycle management (“RCM”) solutions and consulting services that enable hospitals and clinics to improve efficiency, profitability, and patient satisfaction. Founded in 1994, HRG has approximately 400 employees, serving 77 healthcare clients, primarily located in the Pacific Northwest and Southwest, including academic medical centers, tribal organizations, and independent 200+ bed hospitals.

The acquisition was consummated pursuant to a definitive purchase agreement signed on March 1, 2022, and was funded by a combination of cash on hand and additional borrowing capacity under CPSI’s revolving credit facility.

The combination of HRG and TruBridge, a subsidiary of CPSI, will more effectively address the growing demand from healthcare organizations to outsource revenue cycle operations. Healthcare providers face a myriad of challenges in managing billing and payment complexities, as well as recruiting and retaining qualified RCM staff. With a team of professional and experienced consultants, HRG joins the TruBridge team with a shared commitment to meet this critical demand and improve the financial performance of healthcare organizations of all sizes.

Boyd Douglas, president and chief executive officer of CPSI, stated, “We are pleased to announce the combination of these two leading providers of RCM services. Their Peer Reviewed by HFMA® RCM solutions offer us significant opportunities to leverage our combined scale and extend our market reach. In addition to the TruBridge RCM product suite, we are excited about the ability to cross-sell other solutions to HRG clients, including TruCode Encoder, our medical coding encoder solution. We also will leverage our gains in artificial intelligence and offshoring to create additional efficiencies for HRG.”

-MORE-

CPSI Announces the Acquisition of Healthcare Resource Group, Inc.

March 1, 2022

“HRG is a great strategic fit for CPSI, and this transaction supports our goal to complete accretive acquisitions that complement our growth strategy with a stable client base and high mix of recurring revenues,” stated Matt Chambless, chief financial officer of CPSI. “The scalability of our combined RCM solutions and added efficiencies will help drive margin expansion. We also expect to benefit from additional operating synergies as we integrate HRG into the CPSI family.”

Steven McCoy, chief executive officer of HRG, added, “We look forward to joining CPSI in capitalizing on the expected continued growth opportunity in the healthcare RCM outsourcing market. CPSI and TruBridge have a long-standing and favorable reputation in the healthcare marketplace, and we share a common culture of working closely with our clients to deliver measurable results and exceeding expectations. We believe our combined companies will provide unique opportunities to leverage our collective expertise with proven solutions and exceptional service that will benefit more healthcare organizations.”

CPSI will hold a conference call and live webcast to discuss the details of this acquisition on Wednesday, March 2, 2022, at 9:00 a.m. Eastern Time. The number to call for the interactive teleconference is 877-407-0890. To listen to the live webcast or access the 30-day online replay, visit the Company’s website, www.cpsi.com.

CPSI’s legal advisor in this transaction was Maynard, Cooper & Gale, P.C. and Brentwood Capital Advisors LLC served as exclusive financial advisor to HRG.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of five companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC, iNetXperts, Corp. d/b/a Get Real Health and TruCode LLC. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution, for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. TruCode provides medical coding software that enables complete and accurate code assignment for optimal reimbursement. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release concerning the business outlook, anticipated profitability, revenues, expenses, leverage or other items of future financial performance, and potential product or services growth, of HRG or CPSI, together with other statements regarding HRG and CPSI that are not historical facts, are forward-looking statements. We caution investors that any such forward-looking statements are only predictions reflecting the best judgment of CPSI based upon currently available information and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause CPSI’s actual results, performance or plans with respect to HRG to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Such factors may include: risks associated with business acquisition transactions, such as the risk

-MORE-

CPSI Announces the Acquisition of Healthcare Resource Group, Inc.

March 1, 2022

that HRG will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; unexpected costs, liabilities, charges or expenses resulting from the acquisition of HRG; risks related to future opportunities and plans for CPSI and HRG following the acquisition, including uncertainty of the expected financial performance and results of CPSI following the closing of the acquisition; any disruptions from the acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the inability to retain key personnel; and the possibility that if CPSI does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of CPSI’s common stock could decline; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

-END-